REVISED SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


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Filed by a party other than the Registrant [  ]

Check the appropriate box:

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[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[  ]  Definitive Proxy Statement

[ X]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                BURKE MILLS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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                                BURKE MILLS, INC.
                                   VALDESE, NC



To:             Shareholders of Burke Mills, Inc.

From:           Management of Burke Mills, Inc.

Re: Correction to Proxy Statement issued for the Annual Meeting of Shareholders scheduled for May 15, 2007



     Management  of  the  Company  is  issuing  a  correction   with  regard  to
information contained in the Proxy Statement for the annual meeting of Shareholders to be held May 15, 2007. The correction concerns the sentence appearing at the top of page 6 of the Proxy Statement. That sentence previously read: "The Board of Directors of the Company met once during the fiscal year ended December 30, 2006. All Directors attended except Mr. Aehsun Shaikh."

     That sentence is hereby revised and corrected to read:"The Board of Directors of the Company met twice during the fiscal year ended December 30, 2006. All Directors attended the meeting held May 16, 2006 except Mr. Aehsun Shaikh. All Directors attended the meeting held July 13, 2006 except Mr. Humayun Shaikh, Mr. Aehsun Shaikh and Mr. William T. Dunn."